UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2023

EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12400 High Bluff Drive, Suite 600, San Diego, CA 92130
(Address of principal executive offices and zip code)

(858) 550-1900
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EVFM	OTCQB
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On March 20, 2023 the Board of Directors of Evofem Biosciences, Inc. (the “Company”) approved a reduction in force (“RIF”) intended to conserve the Company’s current cash resources and manage operating expenses. The Company will reduce its current workforce resulting in an overall 39% reduction of payroll expenses including (i) salary cuts for certain employees, (ii) elimination of eight office and management positions including the elimination of the Chief Commercial Officer role effective March 17, 2023; and (iii) reduction of the Chief Executive Officer’s salary by 40%. The Company expects annualized future cost savings from the reduction in force to be approximately $4.3 million, which the Company intends to use to support its operations.

The Company estimates that it will incur aggregate pre-tax charges of approximately $0.1 million in connection with the reduction in force, primarily consisting of notice period and severance payments, employee benefits and related costs. The Company expects that the reduction in force will be complete by the end of the second quarter of 2023 and that these one-time charges will be incurred in the first quarter of 2023.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Compensatory Arrangements of Certain Officers

In connection with the RIF the Company’s Chief Executive Officer agreed to reduce its base salary by 40% to approximately $520K for the remainder of fiscal year 2023. The Company may review, change or end the salary reduction at its discretion.

In connection with the RIF, the Company terminated the employment of Katherine Atkinson as the Company’s Chief Commercial Officer, effective March 17, 2023.

Item 8.01.	Other Events.
On March 21, 2023 Evofem Biosciences, Inc. (the “Company”) issued a press release announcing a workforce reduction in an effort to lower operating expenses and preserve capital of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Forward- Looking Statements

This Current Report on Form 8-K and the exhibit attached hereto (collectively, the “Report”), including the disclosures set forth herein, contains certain forward-looking statements that involve substantial risks and uncertainties. When used herein, the terms “intends,” “anticipates,” “expects,” “estimates,” “believes”, “may,” and similar expressions, as they relate to us or our management, are intended to identify such forward-looking statements.

Forward-looking statements in this Report or hereafter, including in other publicly available documents filed with the U.S. Securities and Exchange Commission (the “Commission”), reports to the stockholders of the Company and other publicly available statements issued or released by the Company involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management’s best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, the risks set forth herein and in such other documents filed with the Commission, each of which could adversely affect the Company’s business and the accuracy of the forward-looking statements contained herein. The Company’s actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 21, 2023
104	Cover Page Interactive Data File (formatted as XRBL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: March 21, 2023	/s/ Saundra Pelletier
Saundra Pelletier Chief Executive Officer